<EXHIBIT 23-B>










                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 16, 1994 included in the report of Merry Land & Investment Company, Inc. on Form 8-K/A filed February 7, 1995, the incorporation by reference of our report dated January 13, 1995 included in the Company's Form 8-K filed on February 14, 1995, the incorporation by reference of our report dated May 24, 1995 included in the Company's Form 8-K filed on June 19, 1995, the incorporation by reference of our report dated May 24, 1995 included in the Company's Form 8-K/A filed on June 21, 1995, the incorporation by reference of our reports dated May 24, 1995 and August 4, 1995 included in the Company's Form 8-K/A filed September 18, 1995, the incorporation by reference of our report dated October 13, 1995 included in the Company's Form 8-K/A filed on December 1, 1995, the incorporation by reference of our reports dated January 13, 1995 included in the Company's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP





Atlanta, Georgia
December 14, 1995